                                                                    EXHIBIT 99.1

PRESS RELEASE                              Source: RelationServe Media, Inc.

RelationServe Media Completes Delaware Reincorporation

FORT LAUDERDALE,  Fla.--Sept.  2, 2005--RelationServe  Media, Inc. (OTC Bulletin
Board:  RSVM) a leading  provider  of  permission-based  e-marketing  solutions, announced  today the  successful  completion of its  reincorporation,  which was approved  by consent of its  shareholders  on August 9, 2005.  As a result,  the company,  which had been incorporated in Nevada, is now incorporated in Delaware effective August 29, 2005. The  reincorporation in Delaware provides the company with significant  benefits  including the ability to operate under a predictable corporate governance system as well as greater financial flexibility.

ABOUT RELATIONSERVE MEDIA, INC.
Headquartered  in Fort  Lauderdale,  Florida,  RelationServe  Media develops and executes  client-tailored  online and offline marketing programs. As part of its full suite of marketing  solutions,  RelationServe Media owns and manages one of the industry's largest  security-compliant email databases with over 175 million security-compliant  email  addresses and a total postal  database of 180 million records for its  client's  direct  marketing  initiatives.  RelationServe  Media believes  that it has the  industry's  largest and most  accurate  database  for appending and enhancing  customer database records with information on more than
85 million opt-in consumers. In addition,  RelationServe Media owns a collection
of  over  70  web-mining   properties  that  generate  over  10  million  online
registration  page views per month for client lead generation  initiatives.  For more  information,  visit  http://www.relationserve.com.

Safe Harbor  Statement  under the Private  Securities  Litigation  reform Act of
1995:   Forward-looking   statements  often  are  proceeded  by  words  such  as
"believes",  "expects",  "may", "anticipates",  "plans",  "intends",  "assumes",
"will" or similar expressions.  Forward-looking  statements reflect management's current expectations,  as of the date of this press release, and involve certain risks and  uncertainties.  RelationServe  Media's  actual  results  could differ materially  from those  anticipated  in these  forward-looking  statements  as a result  of  various  factors.  The  statements  that  are not  historical  facts contained in this press release are  "forward-looking  statements"  that involve certain risks and uncertainties, including, but not limited to, risks associated
with  the  uncertainty  of  future  financial  results,   additional   financing
requirements,  development of new products,  the effectiveness,  probability and marketability of such products, the ability to protect proprietary  information, the impact of  current,  pending or future  legislation  and  regulation  on the electronic  marketing industry,  the impact of competitive  products or pricing, technological  changes,  the effect of general economic and business  conditions and other risks and  uncertainties  detailed in the  Company's  filings with the
Securities and Exchange Commission.

CONTACT:
     Summit Financial Partners, LLC
     Anthony D. Altavilla, 317-218-0204
     President